Exhibit 99.1
FOR IMMEDIATE RELEASE
Kimberly Till, Former TNS North America Chief, Named CEO of Harris Interactive
Seasoned leader, experienced in growing revenue and profits
ROCHESTER, N.Y. — October 31, 2008 — Harris Interactive® (NASDAQ:HPOL)
Kimberly Till named CEO
On October 22, 2008, the board of directors appointed Ms. Kimberly Till as President and CEO of Harris Interactive. She will also serve on the Company’s board of directors. “The board and I are pleased to welcome Kimberly to Harris Interactive,” stated George Bell, Chairman. “We believe that her ability to manage costs, combined with her deep knowledge of the research industry and extensive brand-building experience with global, client-focused organizations will enable her to reinvigorate growth and profitability at Harris Interactive.”
Ms. Till most recently was the CEO of TNS North America the largest custom market research firm in the US, where she was responsible for the successful turnaround of that business. She also has served in executive roles at Microsoft, AOL, Sony and Disney. “I’m excited about the opportunities ahead as Harris Interactive is known for its intellectual strength, its great brand, and its rich heritage of utilizing technology to gain competitive advantage,” said Ms. Till. “Although these are very early days, I believe that our key areas of focus will be on:
•	streamlining our costs and our organizational structure;

•	leveraging technology to improve efficiency, enhance quality and deepen the level of insight we can provide to our clients;

•	diversifying our revenue streams by creating new products and solutions; and

•	strengthening our ability to service our clients on a global scale.”
Q1FY09 Results
Revenue
Despite strong revenue growth in France, Germany and Asia, consolidated Q1FY09 revenue dropped to $50.3 million, down 9% when compared with the first quarter of fiscal 2008. “The deepening economic turbulence in the United States combined with the anticipated decline in Healthcare revenue, created a 20% decline in domestic revenue and negated the strong growth we saw in France, Germany and Asia,” said Ronald E. Salluzzo, CFO. “As we’ve discussed before, we have been taking steps to turnaround our healthcare business; and while healthcare revenue was down 29%, it was in line with our expectations.”
Operating and net profit/loss
Fiscal first quarter operating loss was $(3.2) million, compared to an operating profit of $1.6 million in Q1FY08. Net loss for the quarter was $(2.3) million, or $(0.04) per share, versus net income of $1.1 million or $0.02 per share a year ago. “The rapidly deteriorating financial situation in the US created a revenue-to-cost imbalance which impacted our profitability in the quarter,” stated Salluzzo. “We have taken a number of significant actions to improve our profitability including removing 27 positions in our US operations. As a result of those actions, plus the CEO transition, we will incur related charges of $1.7 million in the second quarter.”
Adjusted EBITDA
Adjusted EBITDA1, adding back $0.8 million of non-cash stock-based compensation expense, was $0.1 million compared to $5.0 million of adjusted EBITDA reported a year ago.
Bookings
Bookings for the quarter were $43.5 million, down 14% when compared with $50.8 million of bookings for the same period a year ago.

[1]	EBITDA, a non-GAAP measure, is reconciled to our GAAP financial statements in the accompanying schedules.

Balance sheet
As of September 30, 2008, cash, cash equivalents and marketable securities were $25.2 million, up from $24.1 million reported a year ago, and down from $32.9 million of cash, cash equivalents and marketable securities reported as of June 30, 2008. “This sequential decline in cash is typical in the first quarter, due to certain scheduled payments,” commented Salluzzo. “In addition, order closing activity was down, reducing payments typically received at project initiation.” As of September 30, 2008, the Company had $27.7 million of outstanding debt.
FY2009 outlook
“Because of continued economic stress in the US, and mounting evidence that the global financial markets will weaken further, we continue to defer issuing full-year guidance. Based on current conditions and our forecasts, we expect that FY09 consolidated revenue will be below last year’s level,” said Salluzzo. “However, we do believe that the actions we’ve recently taken, combined with our ongoing expense controls, will help us achieve higher profit margins, excluding non-recurring charges, in each year,” Salluzzo concluded.
Q1 results conference call and webcast access
The Company has scheduled a conference call to discuss these results for Friday, October 31, 2008 at 8:30 a.m. ET. Kimberly Till, President and CEO, will host the teleconference. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 888.680.0890 in the United States and Canada, or 617.213.4857 internationally. The passcode is 38258180.
You may pre-register for this call by clicking here (or cut and paste the following URL into your browser window) https://www.theconferencingservice.com/prereg/key.process?key=PLDFCVGYH. Pre-registrants will be issued a pin number that will permit rapid access to the teleconference. A live webcast of the conference call will also be accessible via the investor relations section of the Company’s website at www.harrisinteractive.com/ir, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release, including financial schedules, will be available at our website www.harrisinteractive.com/ir prior to the call.
About Harris Interactive Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit http://www.harrisinteractive.com/.

Contact	Dan Hucko
SVP, Corporate Communications — Investor Relations
Harris Interactive Inc.
585.214.7470
800.866.7655 x7470
dhucko@harrisinteractive.com
Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the “Risk Factors” section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
Please see attached schedules for detailed financial information.

Revenue and Internet revenue Q1FY09 vs. Q1FY08

				As Reported
In $ US millions	As Reported Revenue			Internet Revenue
except for %	Q1FY09	Q1FY08	% Chg	Q1FY09	Q1FY08	% Chg
US	30.5	37.9	-20	22.9	27.1	-16
Canada	5.6	4.1	36	1.4	0.7	124
N. America	36.1	42.0	-14	24.3	27.7	-12
UK	9.4	9.5	-1	5.6	2.5	120
France	2.0	1.7	16	1.8	1.5	17
Germany	1.7	1.6	7	1.6	1.5	6
Europe	13.1	12.8	2	8.9	5.5	61
Asia	1.1	0.3	204	—	0.03	-100
Total	50.3	55.2	-9	33.2	33.3	-0
Harris Interactive Key Operating Metrics — Quarterly
Updated 10/31/08

	Q1		Q2		Q3		Q4		Q1
Dollar amounts in millions US$	FY2008		FY2008		FY2008		FY2008		FY2009
Consolidated Revenue	$55.2		$62.7		$57.3		$63.5		$50.3
Internet Revenue (% of total revenue)	62%		62%		63%		66%		66%
NA Internet Revenue (% of NA revenue)	66%		67%		62%		67%		67%
European Internet Revenue (% of European revenue)	50%		51%		67%		63%		68%
Cash, Cash Equivalents & Marketable Securities	$24.1		$33.3		$31.2		$32.9		$25.2
Bookings	$50.8		$68.2		$61.3		$53.3		$43.5
Ending Sales Backlog	$67.4		$72.8		$76.9		$66.8		$60.1
Average Billable Full Time Equivalents (FTE’s)	766		821		818		817		742
Days Sales Outstanding (DSO)	49	days	43	days	40	days	43	days	49	days
Utilization	62%		62%		62%		66%		59%
Bookings to Revenue Ratio (B/R)	0.92		1.09		1.07		0.84		0.87
Harris Interactive Key Operating Metrics — Trailing Twelve Months
Updated10/31/08

Dollar amounts in millions US$	Sep 07	Dec 07	Mar 08	Jun 08	Sep 08
Consolidated Revenue	$219.8	$226.8	$232.3	$238.7	$233.8
Internet Revenue (% of total revenue)	61%	62%	62%	63%	64%
NA Internet Revenue (% of NA revenue)	69%	69%	67%	66%	66%
EUR Internet Revenue (% of European revenue)	36%	42%	50%	58%	62%
Total Bookings	$225.0	$227.4	$231.2	$233.6	$226.4
Average Billable Full Time Equivalents (FTE’s)	731	757	779	806	800
Utilization	64%	64%	63%	63%	62%
Bookings to Revenue Ratio (B/R)	1.02	1.00	1.00	0.98	0.97
Key Operating Metrics Definitions
Bookings — The contract value of revenue-generating projects expected to take place during the next four fiscal quarters for which a firm client commitment has been received during the current period, less any adjustments to prior period bookings due to contract value adjustments or project cancellations during the current period.
Ending Sales Backlog — Prior period ending sales backlog plus current period bookings less revenue recognized on outstanding projects as of the end of the period.
Average Billable Full-time Equivalents (FTE’s) — The hours of available billable capacity in a given period divided by total standard hours for a full-time employee. This represents an average for the periods reported.
Days Sales Outstanding (DSO) — Accounts receivable as of the end of the applicable period (including unbilled receivables less deferred revenue) divided by our daily revenue (total revenue for the period divided by the number of calendar days in the period).
Utilization — Hours billed by project personnel in connection with specific revenue-generating projects divided by total hours of available capacity. Hours billed do not include marketing, selling, or proposal generation time.
Bookings to Revenue Ratio (B/R) — This ratio is determined by dividing total bookings for the period by total revenue. Ratios above 1.0 are indicative of a growing sales backlog.
NOTE: The metrics presented herein should be evaluated in conjunction with all other reports and documents filed by the Company with the Securities and Exchange Commission during each of the fiscal periods noted above.

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	June 30,
	2008	2008

Assets
Cash and cash equivalents	$23,817	$32,874
Marketable securities	1,390	—
Accounts receivable, net	31,691	34,940
Unbilled receivables	10,979	11,504
Prepaids and other current assets	7,779	8,753
Deferred tax assets	2,151	3,959

Total current assets	77,807	92,030

Property, plant and equipment, net	11,018	11,953
Goodwill	41,416	42,805
Other intangibles, net	21,661	23,302
Deferred tax assets	17,188	14,606
Other assets	2,445	2,353

Total assets	$171,535	$187,049

Liabilities and Stockholders’ Equity
Accounts payable	8,231	10,779
Accrued expenses	21,186	25,611
Current portion of long-term debt	6,925	6,925
Deferred revenue	15,468	16,226

Total current liabilities	51,810	59,541

Long-term debt	20,775	22,506
Deferred tax liabilities	3,647	4,035
Other long-term liabilities	2,243	2,331

Total stockholders’ equity	93,060	98,636

Total liabilities and stockholders’ equity	$171,535	$187,049

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended
	September 30,
	2008	2007
Revenue from services	$50,280	$55,186

Operating expenses:
Cost of services	25,986	27,611
Sales and marketing	5,110	5,687
General and administrative	20,291	18,349
Depreciation and amortization	2,083	1,907

Total operating expenses	53,470	53,554

Operating income (loss)	(3,190)	1,632
Operating margin	-6.3%	3.0%

Interest and other income	190	372
Interest expense	(455)	(440)

Income (loss) from continuing operations before income taxes	(3,455)	1,564

Provision (benefit) for income taxes	(1,194)	546

Income (loss) from continuing operations	(2,261)	1,018
Income from discontinued operations, net of tax	—	124

Net income (loss)	$(2,261)	$1,142

Basic net income (loss) per share:
Continuing operations	$(0.04)	$0.02
Discontinued operations	—	0.00

	$(0.04)	$0.02

Diluted net income (loss) per share:
Continuing operations	$(0.04)	$0.02
Discontinued operations	—	0.00

	$(0.04)	$0.02

Weighted average shares outstanding -
Basic	53,339,387	52,642,117

Diluted	53,339,387	52,687,728

Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended
	September 30,
	2008	2007
GAAP net income (loss)	$(2,261)	$1,142
Income from discontinued operations, net of tax	—	(124)
Interest income	(190)	(372)
Interest expense	455	440
Provision (benefit) for income taxes	(1,194)	546
Depreciation and amortization	2,462	2,290
EBITDA	$(728)	$3,922
Stock-based compensation*	793	1,074
Adjusted EBITDA	$65	$4,996

Revenue from services	$50,280	$55,186

Adjusted EBITDA margin	0.1%	9.1%

*	Stock compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS No. 123(R)”).